Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45744) pertaining to the Amended and Restated 1999 Stock Option Plan of Voice Mobility International, Inc. of our report dated March 4, 2004, with respect to the consolidated financial statements of Voice Mobility International, Inc. in the Annual Report (Form 10-K) for the year ended December 31, 2003.

Vancouver, Canada March 26, 2004	/s/ ERNST & YOUNG LLP Chartered Accountants